(EJCDC - STANDARD FORM OF AGREEMENT, AS MODIFIED)

THIS AGREEMENT is made as of the 13th day of May in the year 1996 by and between Showboat Marina Casino Partnership (hereinafter called OWNER) and Luhr Bros., Inc. (hereinafter called
CONTRACTOR).

OWNER and CONTRACTOR, for and in consideration of the mutual covenants hereinafter set forth, agree as follows:


Article 1.     WORK.

CONTRACTOR shall complete all Work as specified or indicated in the Contract Documents. The Work is generally described as follows:

                Breakwaters, Basin Dredging, and,
                   Mooring/Fendering Bulkhead

The Project for which the Work under the Contract Documents may be the whole or only a part is generally described as follows

            East Chicago Showboat/Harbor Development
              See Legal Description, Exhibit "__"
                        3401 Aldis Avenue
                     East Chicago, IN  46312

Article 2.     ENGINEER.

The Project has been designed by:  W.F. Baird & Associates, 2981
Yarmouth Greenway, Madison, WI 53711 for Breakwaters and Basin
Dredging, and,

Thompson Engineering, Water Resources Division, 3707 Cottage Hill Road, Mobile, AL 36691 for Mooring/Fendering Bulkhead, and Shore Services, who are hereinafter called ENGINEER and who are to act as OWNER's representative, assume all duties and responsibilities and have the rights and authority assigned to ENGINEER in the Contract Documents in connection with completion of the Work assigned to each of them, respectively, in accordance with the Contract Documents, drawn and composed by each of them, respectively.


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Article 3.     CONTRACT TIME.

3.1. The Work will be substantially completed, particularly that part of the Work required for safe operation of and safe mooring of the vessel, on or before December 1, 1996, and completed for final payment in accordance with paragraph 14.13 of the General Conditions on or before April 15, 1997.

3.2 Liquidated Damages. OWNER and CONTRACTOR recognize that time is of the essence of this Agreement and that OWNER will suffer financial loss if the Work is not completed within the times specified in paragraph 3.1 above, plus any extensions thereof allowed in accordance with Article 12 of the General Conditions. They also recognize the delays, expense and difficulties involved in proving in a legal or arbitration proceeding the actual loss suffered by OWNER if the Work is not completed on time. Accordingly, instead of requiring any such proof, OWNER and CONTRACTOR agree that as liquidated damages for delay (but not as a penalty) CONTRACTOR shall pay OWNER Two Thousand dollars ($2,000.00) for each day that expires after the time specified in paragraph 3.1 for Substantial Completion until the Work is substantially complete. After Substantial completion if CONTRACTOR shall neglect, refuse or fail to complete the remaining Work within the Contract Time or any proper extension thereof granted by OWNER, CONTRACTOR shall pay OWNER One Thousand dollars ($1,000.00) for each day that expires after the time specified in paragraph 3.1 for completion and readiness for final payment.


Article 4.     CONTRACT PRICE.

4.1. OWNER shall pay CONTRACTOR for completion of the Work in accordance with the Contract Documents in current funds as follows:

     The Sum of $14,511,850.50, as set out in Contractor's Cost
Proposal of April 29, 1996, attached hereto as Exhibit "A", subject to additions or deductions for Stone used for Breakwaters based upon Unit Prices and volumes or amounts as stated in Exhibit "A".

     All Change Orders shall be based upon the Unit Prices stated in Exhibit "A" wherever possible.

Article 5.     PAYMENT PROCEDURES.

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CONTRACTOR shall submit Applications for Payment in accordance with Article 14 of the General Conditions. Applications for
Payment will be processed by ENGINEER as provided in the General
Conditions.

5.1 Progress Payments. OWNER shall make progress payments on account of the Contract Price on the basis of CONTRACTOR's Applications for Payment as recommended by ENGINEER, on or about the 15th day and last day of each month during construction as provided below. All progress payments will be on the basis of the progress of the Work measured by the schedule of values established in paragraph 2.9 of the General Conditions (and in the case of Unit Price Work based on the number of units completed) or, in the event there is no schedule of values, as provided in the General Requirements.

5.1.1. Prior to Substantial Completion, progress payments will be made in an amount equal to the percentage indicated below, but, in each case, less the aggregate of payments previously made and less such amounts as ENGINEER shall determine, or OWNER may withhold, in accordance with paragraph
14.7 of the General Conditions.

     100% of Work completed.

     100% of materials and equipment not incorporated in the Work
(but delivered, suitably stored and accompanied by documentation satisfactory to OWNER as provided in paragraph 14.2 of the General Conditions).

5.1.2 Upon Substantial Completion, in an amount sufficient to increase total payments to CONTRACTOR to 100% of the Contract Price, less such amounts as ENGINEER shall determine, or OWNER may withhold, in accordance with paragraph 14.7 of the General Conditions.

5.2 Final Payment. Upon final completion and acceptance of the Work in accordance with paragraph 14.13 of the General
Conditions, OWNER shall pay the remainder of the Contract Price as recommended by ENGINEER as provided in said paragraph 14.13.

Article 6.     INTEREST.

All moneys not paid when due as provided in Article 14 of the General Conditions shall bear interest at the maximum rate allowed by law at the place of the Project, or 8% whichever is Less.

Article 7.     CONTRACTOR'S REPRESENTATIONS.

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In order to induce OWNER to enter into this Agreement CONTRACTOR make the following representations:

7.1. CONTRACTOR has familiarized itself with the nature and extent of the Contract Documents, Work, site, locality, and all local conditions and Laws and Regulations that in any manner may affect cost, progress, performance or furnishing of the Work.

7.2. CONTRACTOR has studied carefully all reports of explorations and tests of subsurface conditions and drawings of physical conditions which are identified in the Supplementary Conditions as provided in paragraph 4.2 of the General Conditions, and accepts the determination set forth in paragraph SC-4.2 of the Supplementary Conditions, of the extent of the technical data contained in such reports and drawings upon which CONTRACTOR is entitled to rely.

7.3. CONTRACTOR has obtained and carefully studied (or assumes responsibility for obtaining and carefully studying) all such examinations, investigations, explorations, tests, reports and studies (in addition to or to supplement those referred to in paragraph 7.2 above) which pertain to the subsurface or physical conditions at or contiguous to the site or otherwise may affect the cost, progress, performance or furnishing of the Work as CONTRACTOR considers necessary for the performance or furnishing of the Work at the Contract Price, within the Contract Time and in accordance with the other terms and conditions of the Contract Documents, including specifically the provisions of paragraph 4.2 of the General Conditions; and no additional examinations, investigations, explorations, tests, reports, studies or similar information or data are or will be required by CONTRACTOR for such purposes.

7.4. CONTRACTOR has reviewed and checked all information and data shown or indicated on the Contract Documents with respect to existing Underground Facilities at or contiguous to the site and assumes responsibility for the accurate location of said Underground Facilities. No additional examinations, investigations, explorations, tests, reports, studies or similar information or data in respect of said Underground Facilities are or will be required by CONTRACTOR in order to perform and furnish the Work at the Contract Price, within the Contract Time and in accordance with the other terms and conditions of the Contract Documents, including specifically the provisions of paragraph 4.3 of the General Conditions.

7.5. CONTRACTOR has correlated the results of all such observations, examinations, investigations, explorations, tests, reports and studies with the terms and conditions of the Contract
Documents.

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7.6. CONTRACTOR has given ENGINEER written notice of all
conflicts, errors or discrepancies that he has discovered in the Contract Documents and the written resolution thereof by ENGINEER is acceptable to CONTRACTOR.

Article 8.     CONTRACT DOCUMENTS.

The Contract Documents which comprise the entire agreement between OWNER and CONTRACTOR concerning the Work consist of the following:

8.1. This Agreement (pages 1 to ______, inclusive).

8.2 Exhibit "A" to this Agreement (pages _____ to _____, inclusive).

8.3. General Conditions (pages 1 to 42, inclusive). (see Project
Manual, April 1996)

8.4. Supplementary Conditions (pages _____ to _____ inclusive).

8.5. Specifications bearing the title Showboat/East Chicago
Casino Breakwaters and Basin Dredging and consisting of 7 divisions and _____ pages, as listed in table of contents of See
Project Manual, April, 1996.

8.6. Specification for Bulkhead in Four (4) Sections:  Piling,
Concrete, Earthwork and Miscellaneous - prepared by Thompson
Engineering.

8.7. Drawings RE: Breakwater and Basin Dredging, No's 9455-1 through 9455-19, both inclusive, prepared by Baird & Associates, Ltd, dated April 8, 1996.

8.8. Drawings RE: Showboat Marina Casino Dock and Mooring
Structure, East Chicago, IN, prepared by Thompson Engineering, as
per Drawing Index with General Notes, attached    hereto as
Exhibit "B".

8.9. The following which may be delivered or issued after the Effective Date of the Agreement and are not attached hereto:

8.9.1.    Final Construction Drawings for Breakwaters and Basin
Dredging issued by Baird & Associates to replace Drawings listed in paragraph 8.7.

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8.9.2.    Those Specifications listed in paragraph 8.6 and those
Drawings listed in paragraph 8.8 to be prepared by Thompson
Engineering have not been completed nor delivered to Contractor at time of execution of this Agreement.

8.9.3. All Written Amendments and other documents amending, modifying, or supplementing these Contract Documents pursuant to paragraph 3.4 and 3.5 of the General Conditions.

There are no Contract Documents other than those listed above in this Article 8. The Contract Documents may only be amended, modified or supplemented as provided in paragraphs 3.4 and 3.5 of the General Conditions.

Article 9.     MISCELLANEOUS.

9.1. Terms used in this Agreement which are defined in Article 1 of the General Conditions will have the meanings indicated in the General Conditions.

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9.2. No assignment by a party hereto of any rights under or interest in the Contract Documents will be binding on another party hereto without the written consent of the party sought to be bound; and specifically but without limitation moneys that may become due and moneys that are due may not be assigned without such consent (except to the extent that the effect of this restriction may be limited by law), and unless specifically stated to the contrary in any written consent to an assignment no assignment will release or discharge the assignor from any duty or responsibility under the Contract Documents.

9.3. OWNER and CONTRACTOR each binds itself, its partners, successors, assigns and legal representatives to the other party hereto, its partners, successors, assigns and legal representatives in respect of all covenants, agreements and obligations contained in the Contract Documents.

Article 10.    OTHER PROVISIONS.

10.1 Compliance with Indiana Riverboat Gambling Statute and the Commission's Rules. Contractor, for itself, and for all its subcontractors, materialmen, and suppliers, does now hereby agree to acquaint themselves with and fully comply with the requirements, terms, conditions, prohibitions and obligations of the Indiana Riverboat Gambling Statute and the Rules of the Indiana Gaming Commission as they may apply to them.

Contractor is fully aware and acknowledges that: The Indiana Gaming Commission reserves the right to disapprove and cancel any contract or transaction that does not comply with the Indiana Riverboat Gambling Statute or the Commission's rules or that does not maintain the integrity of the industry.

Contractor will fully cooperate with and voluntarily comply with all requests and inquiries from the Indiana Gaming Commission or its staff that relate, directly or indirectly, to this Agreement.

10.2 This Contract may be disapproved or canceled by the Indiana
Gaming Commission.

10.3 NO LIEN CONTRACT. Contractor agrees that they will pay promptly and in full, as and when they become due and payable, all bills and claims for labor performed and materials and machinery supplied by all subcontractors journeymen, materialmen, suppliers, mechanics, and

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labors and by any and all other persons, firms and corporations, in the construction, execution and performance of the "Work".

Further, Contractor for themselves and for all their subcontractors, journeymen, materialmen suppliers, mechanics and laborers and all other persons, performing labor and furnishing materials or machinery for the "Work", agree as follows:

     a) no lien or notice of lien shall in any event or circumstance attach to, or be claimed or filed against the "Work" or any part thereof or against the Real Estate (Exhibit C) or any part thereof;

     b) the right to take or claim a mechanic's lien on the "Work" or the Real Estate, or any part thereof, is specifically waived;

     c) all contracts with Subcontractors, journeymen, suppliers, materialmen, mechanics and laborers will be no lien contracts.

10.4 Antidiscrimination.   In the hiring of employees for the
performance of the "Work", neither the Contractor nor any of their Subcontractors nor any person acting on their behalf, shall by reason of race, religion, color, sex, national origin or ancestry, discriminate against any person who is qualified and available to perform the work to which such employment relates.

Neither the Contractor, nor any of its Subcontractors nor any person on their behalf shall, in any manner, discriminate against or intimidate any employee hired for the performance of work under their contract on account of race, religion, color, sex, national origin or ancestry.

Contractor and its Subcontractors shall fully comply with all state and federal laws regarding equal employment opportunities.

Contractor shall cooperate with and assist Owner to fully comply with the Indiana Riverboat Gambling Statute as it relates to minority business enterprise, women's business enterprises, minority and local hiring.

10.5 Preferential Hiring. The Contractor, on behalf of itself and its Subcontractors shall make every reasonable effort to hire and employ qualified residents of the City of East Chicago, Indiana, to perform the work required by their contracts.
Qualified residents are those bona fide

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residents of the City of East Chicago possessing the necessary skills and union or trade memberships required to perform the work for which they are employed. This preferential hiring requirement does not apply to Contractor's and subcontractor's permanent staff.

Owner will cooperate with and assist Contractor and its subcontractors in their good faith effort to comply with preferential hiring. Contractor and its subcontractors will consult any "availability lists" of qualified residents established by Owner or the City of East Chicago.

10.6 Reports. Contractor and its subcontractors will timely complete and submit reports to Owner of such manpower requirements and manpower utilization as Owner may reasonably require.

10.7 The Contractor shall at all time during the term of this Agreement provide to Owner a list of the name and business address of its supervisory employees, suppliers, materialmen and subcontractors currently involved in the Work. Such list shall be in the form and manner required by Owner.

10.8 The Contract shall be governed by the law of the State of Indiana and is intended to conform in all respect to the applicable statute of the State of Indiana.

10.9 Any notice, demand or other communication under this Contract by any party to the other shall be sufficiently given or delivered if it is mailed by Registered or Certified Mail, postage pre-paid, return receipt requested, or delivered personally, and addressed to the Owner, Contractor and Architect as their names and addresses appear on the first page of this Contract.

In addition; the parties agree to provide all those Notices and reports to persons and entities, not part to this Contract as are required by the Indiana Gaming Statutes and rules of the Indiana Gaming Commission and as may be required by any financing documents of Owner. Owner shall notify Contractor in writing of any such Notice or reporting requirements.

10.10 Insurance, Limits. The Insurance required of Contractor pursuant to Article 11 of the General Conditions shall be written for not less than the limits of liability as parties may agree by separate written document, but in no case shall such limits be less than Twenty Million ($20,000,000.00) aggregate for liability coverage.

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10.11     Owner warrants that it has completed its financing of
that part of the Project that includes the Work to be performed under this Contract and that funds, sufficient to pay the sum due under this Contract are being held by a Trustee awaiting disbursement under the Contract.

IN WITNESS WHEREOF, OWNER and CONTRACTOR have signed this Agreement in triplicate. One counterpart each has been delivered to OWNER, CONTRACTOR and ENGINEER. All portions of the Contract Documents have been signed or identified by OWNER and CONTRACTOR or by ENGINEER on their behalf.

This Agreement will be effective as of the date and year first stated above and executed by the Parties as indicated.

OWNER  Showboat Marina        CONTRACTOR     Luhr Bros., Inc.
       Casino Partnership


By:    /s/                    By: /s/
       J. Keith Wallace,
      Authorized Signatory

               Attest
Address for giving notices
2001 Columbus Drive           P.O. Box 50
East Chicago, Indiana  46312  Columbia, Illinois 62236-0050

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STATE OF INDIANA )
                   SS:
COUNTY OF LAKE   )

     Before me, a Notary Public in and for said County and State, personally appeared J. Keith Wallace, the authorized signatory of Showboat Marina Casino Partnership, a general partnership organized and existing under the laws of the State of Indiana, and acknowledged the execution of the foregoing Contract as such authorized signatory acting for and on behalf of said partnership.

     Witness my hand and Notarial Seal this _______ day of May, 1996.



My Commission Expires:
                                        Richard J. Lesniak
4/13/98                                   Notary Public
                                     Resident of Lake County


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STATE OF         )
                   SS:
COUNTY OF        )

     Before me a Notary Public in and for said County and State, personally appeared ____________________ of Luhr Bros. Inc., and acknowledged the execution of the foregoing Contract as such authorized signatory acting for and on behalf of said
Corporation.

     Witness my hand Notarial Seal this _______ day of May, 1996.

My Commission Expires:
                                          Notary Public

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